Exhibit 15

December 10, 2013

Securities and Exchange Commission
100 F Street, N.E.
Washington, DC 20549

Commissioners:

We are aware that our report dated November 8, 2013, except with respect to the Guarantor Financial Information described in Note 13, as to which the date is December 10, 2013, on our review of interim financial information of Arch Capital Group Ltd. and its subsidiaries (the “Company”) for the three-month and nine-month periods ended September 30, 2013 and September 30, 2012 and included in the Company's quarterly report on Form 10-Q for the quarter ended September 30, 2013 is incorporated by reference in the Registration Statement on Form S-3 (Registration No. 333-180329) and in the Registration Statements on Form S-8 (Registration No. 333-99974, Registration No. 333-86145, Registration No. 333-82772, Registration No. 333-72182, Registration No. 333-98971, Registration No. 333-124422, Registration No. 333-142835 and Registration No. 333-181308).

Very truly yours,

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP, 300 Madison Avenue, New York, NY 10017
T: (646) 471 3000, F: (646) 471 8320, www.pwc.com/us